Exhibit 4-265

AMENDMENT, DATED JUNE 1, 2009, TO
TWENTY-FOURTH SUPPLEMENTAL INDENTURE
DATED AS OF MAY 1, 2008

BETWEEN
THE DETROIT EDISON COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE

SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
DATED AS OF JUNE 30, 1993
PROVIDING FOR
2008 SERIES ET VARIABLE RATE SENIOR NOTES DUE 2029

THIS AMENDMENT, dated as of June 1, 2009, is being entered into between THE DETROIT EDISON COMPANY (the “Company”), a Michigan corporation, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, acting through its corporate trust office in Detroit, Michigan, as Trustee (the “Trustee”).
Premises
WHEREAS, the Company and the Trustee have executed and delivered a Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 (the “Supplemental Indenture”), supplementing the Collateral Trust Indenture dated as of June 30, 1993, to provide for the issuance by the Company of its 2008 Series ET Variable Rate Senior Notes due 2029 in connection with its obligations to the Michigan Strategic Fund under the Loan Agreement dated as of May 1, 2008 relating to the Michigan Strategic Fund Variable Rate Limited Obligation Refunding Revenue Bonds (The Detroit Edison Company Exempt Facilities Project), Series 2008ET (the “2008ET Bonds”); and
WHEREAS, the Company has elected to convert the Rate Period applicable to the 2008ET Bonds from the Weekly Interest Rate Period to the Term Interest Rate Period; and
WHEREAS, the Company and the Trustee desire to amend the Supplemental Indenture by execution of this Amendment in connection with the conversion of the 2008ET Bonds to the Term Interest Rate Period, and to hereby add to the covenants of the Company for the benefit of the holders of the 2008ET Bonds;
NOW, THEREFORE, for and in consideration of these premises and the mutual covenants herein contained, the Company covenants with the Trustee as follows:
Article I
Definitions
     All terms defined in the recitals hereto shall have the meanings therein defined. All terms used in this Amendment, including the recitals, which are defined in the Supplemental Indenture shall have the meanings as defined in the Supplemental Indenture, unless expressly given a different meaning herein or unless the context or use indicates another or different meaning or intent.
Article II
Amendments to Supplemental Indenture
     Section 2.01 Amendment to Section 2.05 of the Supplemental Indenture
     Section 2.05 of the Supplemental Indenture is hereby amended and restated in its entirety as follows:

     SECTION 2.05 Form of Note. Attached hereto as Exhibit A is the form of the definitive Note. On and after the Release Date, the terms of the Notes shall be amended to make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.
     Section 2.02 Amendment to Article III of the Supplemental Indenture
     All sections of Article III of the Supplemental Indenture are hereby deleted in their entirety and Article III is hereby designated “RESERVED.”
     Section 2.03 Amendment to Section 4.02 of the Supplemental Indenture
     Section 4.02 of the Supplemental Indenture is hereby amended and restated in its entirety as follows:
     SECTION 4.02. Release. Until the Release Date and subject to Article Four of the Original Indenture, the Bonds of the related series issued and delivered to the Trustee shall serve as security for any and all obligations of the Company under all Notes from time to time Outstanding, including, but not limited to (1) the full and prompt payment of the principal and premium, if any, on the Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture or the Notes, either at the Stated Maturity thereof, upon acceleration of the maturity thereof, upon redemption, or otherwise, and (2) the full and prompt payment of any interest on the Notes when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Notes including, if and to the extent provided for in the Notes, interest on overdue installments of principal and (to the extent permitted by law) interest on overdue installments of interest.
     Each supplemental indenture to the Mortgage pursuant to which any Bonds are issued shall contain a provision to the effect that any payment by the Company hereunder of principal of or premium or interest on Notes which shall have been authenticated and delivered in connection with the issuance and delivery to the Trustee of such Bonds (other than by the application of the proceeds of a payment in respect of such Bonds) shall to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Bonds which is then due.
     Notwithstanding anything in the Original Indenture to the contrary, from and after the Release Date, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds shall be deemed satisfied and discharged as provided in the supplemental indenture or indentures to the Mortgage creating such Bonds and the Bonds shall cease to secure in any manner Notes theretofore or subsequently issued; the Trustee shall thereupon surrender the Bonds to the Mortgage Trustee for cancellation and execute and deliver such proper instruments of release as may be required. From and after the Release Date, all Notes, whether theretofore or subsequently issued, shall be secured by Substitute Mortgage Bonds pursuant to Section 4.03 below, and any conditions to the issuance of Notes that refer or relate to Bonds or the Mortgage shall be inapplicable (except as such conditions shall be deemed to refer to Substitute Mortgage Bonds or a Substitute Mortgage pursuant to Section 4.03 below). From and after the Release Date, the Company shall not issue any additional Mortgage Bonds, including Pledged Bonds, under the Mortgage. Notice of the occurrence of the Release Date shall be given by the Trustee to the Holders of the Notes in the manner provided for in the Original Indenture not later than 30 days after the Company notifies the Trustee of the occurrence of the Release Date.
     In connection with the establishment of the occurrence of the Release Date, the Trustee shall be entitled to receive, may presume the correctness of, and shall be fully protected in relying upon, an Officers’ Certificate designating the Release Date and stating that the conditions to the occurrence of the Release Date have been satisfied.
     When the obligation of the Company to make payments with respect to the principal of, and premium, if any, and interest on all or any part of the Bonds shall be satisfied or deemed satisfied pursuant to the Original Indenture or pursuant to this Twenty-Fourth Supplemental Indenture, the Trustee shall, upon written request of the Company, deliver to the Company without charge therefor all of the Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds delivered to the Company in accordance with this Section shall be delivered by the Company to the Mortgage Trustee for cancellation.
     Section 2.04 Amendment to Section 4.03 of the Supplemental Indenture
     Section 4.03 of the Supplemental Indenture is hereby amended and restated in its entirety as follows:
     SECTION 4.03. Substitute Mortgage Bonds.
     (a) The Company shall notify the Trustee not less than 90 days prior to the Release Date (or such shorter period as the Company and the Trustee may agree) that the Company will deliver to the Trustee on the Release Date Substitute Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of Notes and any other Securities subject to the release provisions Outstanding on the Release Date, in trust for the benefit of the Holders from time to time of the Notes and any other Securities subject to the release provisions issued under the Original Indenture, as supplemented, as security for any and all obligations of the Company under the Notes and any other Securities subject to the release provisions, including but not limited to, (1) the full and prompt payment of the principal of and premium, if any, on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions.

     (b) The Company shall deliver such Substitute Mortgage Bonds described in Section 4.03(a) in separate series and issues corresponding to the series and issues of Notes and other Securities subject to the release provisions Outstanding on or prior to the Release Date, each series or issue of Substitute Mortgage Bonds having the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, stated maturity date and redemption provisions, and in the same aggregate principal amount, as the related series or issue of Notes or other Securities subject to the release provisions outstanding on the Release Date; it being expressly understood that each such series of Substitute Mortgage Bonds shall be held by the Trustee for the benefit of the Holders of the corresponding series of Securities from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Substitute Mortgage Bonds. Such Substitute Mortgage Bonds shall be issued under and secured by a Substitute Mortgage (A) on which the Company shall be the obligor; and (B) which shall be qualified, or shall meet the requirements for qualification, under the Trust Indenture Act for the issuance of Substitute Mortgage Bonds.
     (c) On or prior to the Release Date the Company shall have delivered to the Trustee:
(A) a supplemental indenture to the Original Indenture that provides among other things, that on the delivery of the Substitute Mortgage Bonds described in Section 4.03(b), the Company shall deliver to the Trustee in trust for the benefit of the Holders as described in Section 4.03(a) hereof, and the Trustee shall accept therefor, related series of Substitute Mortgage Bonds registered in the name of the Trustee and conforming to the requirements herein and therein specified;
(B) an Officer’s Certificate (1) stating that, to the knowledge of the signer, (a) no Event of Default has occurred and is continuing and (b) no event has occurred and is continuing which entitles the secured party under the Substitute Mortgage to accelerate the maturity of the indebtedness outstanding thereunder and (2) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by the lien of the Substitute Mortgage; and
(C) an Opinion of Counsel to the effect that such Substitute Mortgage Bonds have been duly issued under such Substitute Mortgage and constitute valid obligations, entitled to the benefit of the lien of the Substitute Mortgage equally and ratably with all other indebtedness then outstanding secured by such lien.
     (d) On or prior to the Release Date the Company shall provide an Officer’s Certificate stating that the Company has been advised in writing, within not more than 30 days prior to such substitution of the Substitute Mortgage Bonds for the Mortgage Bonds, by at least two credit rating agencies qualifying as “nationally recognized statistical rating organizations” (as defined by the Securities Exchange Act of 1934, as amended) then maintaining a securities rating on the 2008ET Bonds that the substitution of such Substitute Mortgage Bonds for the Mortgage Bonds will not result in a reduction of the securities rating assigned to the 2008ET Bonds by that credit rating agency immediately prior to the substitution or the suspension or withdrawal of its rating and the Company shall have provided the Trustee with written evidence of such advice.
     (e) In the event that the Company cannot obtain assurance of at least two credit rating agencies as described in Section 4.03(d) above, the Company will take such actions as are necessary to cause the Release Date not to occur.
     (f) Article Four and related provisions of the Original Indenture (except for any provisions relating to discharge of Bonds or amounts owing on Bonds on or after the Release Date) shall apply to Substitute Mortgage Bonds pledged to the Trustee hereunder and the provisions thereof shall be deemed to refer to the Substitute Mortgage and the Substitute Mortgage Bonds. Article Four and related provisions may be amended by the Company to have the Notes secured by Substitute Mortgage Bonds on and after the Release Date and make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.
     Section 2.05 Amendment to Section 4.04 of the Supplemental Indenture
     Section 4.04 of the Supplemental Indenture is hereby amended and restated in its entirety as follows:
     SECTION 4.04. Events of Default.
     (a) On and after the Release Date, Section 601(8) of the Original Indenture shall no longer apply to the Notes.
     For purposes of the Notes, Section 601(8) of the Original Indenture shall read, “the occurrence of an “event of default” as such term is defined in the Mortgage; or”.
     (b) On and after the Release Date, the occurrence of a “default” (as defined in the Substitute Mortgage) shall constitute an Event of Default under Section 601 of the Original Indenture with respect to the Notes and the references in Section 601(4) of the Original Indenture and related provisions to “Mortgage Bonds” shall be deemed to refer to “Substitute Mortgage Bonds.”
     (c) In addition, failure by the Company to deliver Substitute Mortgage Bonds in accordance with the provisions of Section 4.03 of this Supplemental Indenture on or prior to the Release Date shall be an “Event of Default” with respect to the Notes as contemplated by Section 601(9) of the Original Indenture.

Article III
Miscellaneous
     Section 3.01. Amendment Construed with Supplemental Indenture. All of the provisions of this Amendment shall be deemed and construed as part of the Supplemental Indenture to the same extent as if fully set forth therein.
     Section 3.02. Effectiveness and Effect of Amendment. This Amendment shall be and become effective on and as of the date of execution and delivery by the parties hereto. Except as amended and supplemented hereby, the Supplemental Indenture shall be and remain in full force and effect.
     Section 3.03. Severability. If any one or more sections, clauses or provisions of this Amendment shall be determined by a court of competent jurisdiction to be invalid or ineffective for any reason, such determination shall in no way affect the validity and effectiveness of the remaining sections, clauses and provisions of this Amendment.
     Section 3.04. Headings. Any headings shall be solely for convenience of reference and shall not constitute a part of this Amendment, nor shall they affect its meaning, construction or effect.
     Section 3.05. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute one instrument.
     Section 3.06. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
[remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by persons thereunto duly authorized, as of June 1, 2009.

THE DETROIT EDISON COMPANY
By:	/s/ Edward Solomon
	Name:	Edward Solomon
	Title:	Assistant Treasurer

ATTEST:
By:	/s/ Sandra Kay Ennis
	Name:	Sandra Kay Ennis
	Title:	Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/Alexis M. Johnson
	Name:	Alexis M. Johnson
	Title:	Assistant Vice President

ATTEST:
By:	/s/ J. Michael Banas
	Name:	J. Michael Banas
	Title:	Vice President